Exhibit 5.1

CANE CLARK LLP                                           3273 E. Warm Springs
Kyleen E. Cane*          Bryan R. Clark                  Las Vegas, NV  89120
Joe Laxague              Scott P. Doney                  Telephone: 702-312-6255
Christopher T. Clark                                     Facsimile: 702-944-7100

VIA EDGAR

April 10, 2012

Greenwind NRG Inc.
69 Saphire, The Grange, Stilorgan, Co.
Dublin, Ireland

Dear Sirs:

     We are acting as counsel to Greenwind NRG, Inc., a Nevada corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of a registration statement on Form S-1 (the "Registration Statement") under the Securities Act of 1933, as amended, relating to the offering of 10,000,000 shares of the Company's common stock, par value $0.001 per (collectively, the "Shares").

     In  rendering  the  opinion  set forth  below,  we have  reviewed:  (a) the
Registration Statement and the exhibits attached thereto; (b) the Company's Articles of Incorporation; (c) the Company's Bylaws; (d) certain records of the Company's corporate proceedings as reflected in its minute books; (e) the Certification of Officer issued from James Sammon, President and CEO of the Company; and (f) such statutes, records and other documents as we have deemed relevant. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and conformity with the originals of all documents submitted to us as copies thereof, and we have made no independent verification of the factual matters as set forth in such documents or certificates. In addition, we have made such other examinations of law and fact as we have deemed relevant in order to form a basis for the opinion hereinafter expressed.

     Based upon the foregoing, we are of the opinion that the 10,000,000 shares of common stock to be sold by the Company will be validly issued, fully paid and non-assessable once accepted by the Company after consideration for the shares described in the prospectus is received by the Company.

     This opinion is based on Nevada general corporate law, including statutory provisions, applicable provisions of the Nevada constitution and reported judicial decisions interpreting those laws. We express no opinion, and none should be inferred, as to any other laws, including, without limitation, laws of any other state.

     The opinions set forth herein are subject to the following  qualifications:
(a) we have made no independent verification of the factual matters as set forth in the documents or certificates reviewed, and (b) the opinions set forth herein are limited to the matters expressly set forth in this opinion letter, and no opinion is to be implied or may be inferred beyond the matters expressly so stated.

Sincerely,


/s/ Cane Clark, LLP
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Cane Clark, LLP

Letter to Greenwind NRG Inc.
Re: S-1 Registration Statment
April 5, 2012

                                     CONSENT

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus forming a part of the Registration Statement.

Sincerely,


/s/ Cane Clark, LLP
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Cane Clark, LLP

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